ARTICLES OF MERGER
                                       OF
                           THE NEW PARAHO CORPORATION
                            (A Colorado Corporation)

                                      INTO

                               NPC HOLDINGS, INC.
                             (A Nevada Corporation)

     The Undersigned, being all of the Directors of The New Paraho Corporation, a Colorado Corporation, and all of the officers and directors of NPC Holdings, Inc., a Nevada Corporation, hereby certify as follows:

          1. A merger for the purpose of changing domicile has been approved by the Board of Directors of The New Paraho Corporation, a Colorado corporation, and NPC Holdings, Inc., a Nevada corporation.

          2. Shareholders owning 42,130,138 of the shares of common stock of The New Paraho Corporation, a Colorado corporation, voted in favor of such merger on June 28, 2000, which number of shares is a majority of the 50,772,982 shares outstanding and are sufficient in number for approval. The sole shareholder of NPC Holdings, Inc., a Nevada corporation, voted for such a plan of merger on June 28, 2000.

          3. A Notice, including a summary of the merger, was mailed to all shareholders of the Colorado corporation on or about June 16, 2000.

          4. NPC Holdings, Inc., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of The New Paraho Corporation, a Colorado corporation, the amount, if any, to which they shall be entitled under the provisions of the Colorado Business Corporation Act with respect to the rights of dissenting shareholders.


               Effective the 29h day of June, 2000.

THE NEW PARAHO CORPORATION                  NPC HOLDINGS, INC.
A  Colorado Corporation                     A Nevada Corporation

By:                                         By:
    -------------------------                  --------------------------
      Kip Eardley,  President                      Kip Eardley, President

By:                                         By:
    -------------------------                  --------------------------
      Kelly Adams,  Secretary                      Kelly Adams, Secretary